Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports First Quarter 2018 Financial Results

ALISO VIEJO, CA, May 9, 2018 – Smith Micro Software, Inc. (NASDAQ: SMSI), today reported financial results for its first quarter ended March 31, 2018.

“I am pleased with the continued progress made during the first quarter of 2018,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “Revenues for our Wireless business unit are moving in the right direction, as we have seen increases over the past two quarters with both our SafePath® Family and CommSuite® platforms as customer adoption rates increase.”

“We also recently strengthened our balance sheet significantly, which will allow us to accelerate our product roadmaps and planned M&A activity in 2018. We believe we are very well positioned to continue executing on our strategic initiatives, resulting in expanded revenues and a return to profitability in the coming quarters.”

Fiscal First Quarter 2018 Financial Results:

Smith Micro Software reported revenue of $5.5 million for the first quarter ended March 31, 2018, compared to $5.6 million reported in the first quarter ended March 31, 2017.

First quarter 2018 gross profit was $4.2 million, compared to $4.3 million reported in the first quarter of 2017.

Generally accepted accounting principles in the United States (“GAAP”) gross profit as a percentage of revenue was 76 percent for the first quarter of 2018, compared to 77 percent for the first quarter of 2017.

Smith Micro Software First Quarter 2018 Financial Results	Page 2 of 7

GAAP net loss for the first quarter of 2018 was $2.4 million, or $0.16 loss per share, compared to a GAAP net loss of $2.9 million, or $0.24 loss per share, for the first quarter of 2017.

Non-GAAP net loss (which excludes non-cash stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, and a normalized tax benefit) for the first quarter of 2018 was $1.5 million, or $0.10 loss per share, compared to a non-GAAP net loss of $1.4 million, or $0.11 loss per share, for the first quarter of 2017.

Total cash and cash equivalents at March 31, 2018 were $3.7 million.

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss), and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and therefore has excluded the following non-cash items from GAAP earnings calculations: stock-based compensation, amortization of intangible assets, fair value adjustments, and debt issuance and discount costs.  Additionally, since we are in a cumulative loss position, a non-GAAP income tax benefit was computed using a 24 percent and 38 percent tax rate for 2018 and 2017, respectively, using the Company’s normalized combined U.S. federal, state, and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP earnings and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today, May 9, 2018 at 4:30 p.m. EDT, to discuss the Company’s first quarter 2018 financial results. To access the call, dial 1-877-270-2148; international participants can call 1-412-902-6510. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software First Quarter 2018 Financial Results	Page 3 of 7

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world.  From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging and 2D/3D graphics applications. For more information, visit smithmicro.com.

Smith Micro Software First Quarter 2018 Financial Results	Page 4 of 7

Forward-Looking Statements:

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements regarding future events or results, including without limitation, statements relating to our financial prospects and other projections of our performance and our future business plans, and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will,” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are our ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release and on the related teleconference call are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Smith Micro Software First Quarter 2018 Financial Results	Page 5 of 7

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Note Issue/ Discount	Fair Value Adjustments	Taxes	Non- GAAP
Three Months Ended 3/31/18:
Gross profit	$4,154	$-	$-	$-	$-	$-	$4,154
Loss before provision for income taxes	(2,371)	163	64	65	139	-	(1,940)
Net loss	(2,381)	163	64	65	139	476	(1,474)
Loss per share: basic and diluted	(0.16)	0.01	0.00	0.00	0.01	0.03	(0.10)

Three Months Ended 3/31/17:
Gross profit	$4,293	$-	$-	$-	$-	$-	$4,293
Loss before provision for income taxes	(2,872)	446	65	130	-	-	(2,231)
Net loss	(2,880)	446	65	130	-	856	(1,383)
Loss per share: basic and diluted	(0.24)	0.04	0.01	0.01	-	0.07	(0.11)

Note: Loss per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software First Quarter 2018 Financial Results	Page 6 of 7

Smith Micro Software, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts) - unaudited

	For the Three Months
	Ended March 31,
	2018	2017
Revenues	$5,463	$5,576
Cost of revenues	1,309	1,283
Gross profit	4,154	4,293

Operating expenses:
Selling and marketing	1,730	1,793
Research and development	2,255	2,497
General and administrative	2,190	2,189
Restructuring expense	-	392
Total operating expenses	6,175	6,871
Operating loss	(2,021)	(2,578)
Non-operating expenses:
Interest expense, net	(171)	(284)
Change in fair value of warrant liability	(139)	-
Other expense, net	(40)	(10)
Loss before provision for income taxes	(2,371)	(2,872)
Provision for income tax expense	10	8
Net loss	(2,381)	(2,880)

Loss per share:
Basic and diluted	$(0.16)	$(0.24)

Weighted average shares outstanding:
Basic and diluted	15,299	12,163

Smith Micro Software First Quarter 2018 Financial Results	Page 7 of 7

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash & cash equivalents	$3,654	$2,205
Accounts receivable, net	5,355	5,145
Prepaid and other assets	525	576
Total current assets	9,534	7,926
Equipment & improvements, net	1,102	1,229
Deferred tax asset, net	404	404
Other assets	148	146
Intangible assets, net	423	487
Goodwill	3,685	3,685
TOTAL ASSETS	$15,296	$13,877

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,298	$1,333
Accrued payroll and benefits	2,114	1,994
Related-party notes payable	-	1,000
Other accrued liabilities	428	416
Deferred revenue	183	73
Total current liabilities	4,023	4,816

Related-party notes payable, net	1,200	1,200
Notes payable, net	1,623	1,558
Warrant liability	3,047	-
Deferred rent	908	970
Other long-term liabilities	708	766
Total non-current liabilities	7,486	4,494

Stockholders' Equity:
Preferred stock	-	-
Common stock	18	14
Additional paid in capital	239,236	237,486
Accumulated comprehensive deficit	(235,467)	(232,933)
Total stockholders' equity	3,787	4,567
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$15,296	$13,877